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MDSI Mobile Data Solutions Inc.
#135 - 10551 Shellbridge Way
Richmond, BC
V6X 2W9

Dear Sirs:

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-06616) of our report dated February 6, 1998 on our audits of the consolidated financial statements of MDSI Mobile Data Solutions Inc. and its subsidiaries as of December 31, 1997 and 1996, which report is included in the Annual Report on Form 10-K of MDSI Mobile Data Solutions Inc. for the year ended December 31, 1997.

/S/DELOITTE & TOUCHE
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
March 30, 1998